UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    April 28, 2009

Commission File No. 000-28277

HERITAGE WORLDWIDE, INC.
(Exact name of small business issuer as specified in its charter)

Delaware		13-4196258
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)

337 Avenue de Bruxelles 83507 La Seyne-Sur-Mer (France)
(Address of principal executive offices)

(011) (33) 494-109810
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

On April 28, 2009, Poly Implants Protheses, S.A. (“PIP”), a French subsidiary of Heritage Worldwide, Inc. (the “Company”), filed a voluntary petition for reorganization under French bankruptcy law in the Commerce Tribunal of Toulon (the “Bankruptcy Court”).  Mr. Xavier Huertas was appointed by the Bankruptcy Court as receiver on May 4, 2009.  PIP will continue to operate and manage its properties and business under the jurisdiction of the Bankruptcy Court and the supervision of the receiver and in accordance with the applicable provisions of French bankruptcy law and orders of the Bankruptcy Court.  PIP’s plan is to reorganize its business to strengthen its financial position in order to continue operations.

As of May 26, 2009, the Company held over 90% of PIP’s outstanding capital stock. As of the quarter ended December 31, 2008, PIP’s assets accounted for 95% of the Company’s consolidated total assets and revenue generated by PIP accounted for 92% of the Company’s consolidated revenues.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE WORLDWIDE, INC.

By:	/s/ Claude Couty
Name: Claude Couty Title: Chief Financial Officer

Date: May 26, 2009